(TBNC - Nasdaq National Market; SUPR effective Mid-2006) The Banc Corporation Extends Its Florida Franchise Into Tampa MSA with the Acquisition of Kensington Bankshares, Inc. March 2006

Cautionary Statement Regarding Forward Looking Statements Statements in this presentation that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The Banc Corporation cautions that such "forward looking statements," wherever they occur in this presentation or in other statements attributable to The Banc Corporation are necessarily estimates reflecting the judgment of The Banc Corporation's senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the "forward looking statements." Such "forward looking statements" should, therefore, be considered in light of various important factors set forth from time to time in The Banc Corporation's reports and registration statements filed with the SEC. While it is impossible to list all such factors that could affect the accuracy of such "forward looking statements," some of those factors include general economic conditions, especially in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in the competitive environment in the markets served by The Banc Corporation; changes in the loan portfolio and the deposit base of The Banc Corporation; and changes due to natural disasters, such as hurricanes. The Banc Corporation disclaims any intent or obligation to update "forward looking statements."

N.E. Alabama or Florida markets Low-cost deposit-gathering banks Well-capitalized No credit, interest risk problems Accretive earnings Acquisition Criteria 19

Kensington Bankshares Balance Sheet: Total assets of $325 million; Total Deposits of $281 million; and Gross Loans of $126 million1 2005 Earnings: Net Income of $2.90 million; ROAA of 1.0% 2005 Growth: Loan growth of 28% and Deposit growth of 16% Credit Quality: No non-performing loans Loan Mix: 79% Commercial real estate; 16% Mortgages; 4% C & I; 1% Other; 45% loan to deposit ratio Deposit Mix: 13% demand deposit accounts; 15% interest bearing transaction accounts; 72% retail CDs Notes: 1 As of December 31, 2005

Transaction Terms Aggregate Offer Value: $71.2 Million Form of Consideration: 100% Stock Fixed Exchange Ratio: 1.60 x Kensington Ownership: 23% of pro forma company Termination Fee: $2.1 Million (3.0% of deal value) Approvals: Customary regulatory and shareholders approvals Expected Closing: 3rd Quarter 2006 Cost Savings: 10% (phased in 100% starting in 2007) Board Representation: 1 director on corporate board Leadership: CEO remains as Tampa Chairman

Pro Forma Financial Impact Immediately earnings per share accretive 3 cents (6%) accretive in 2007 (pro forma EPS of $0.52) Modest cost savings estimate (10% of Kensington's non-interest expense) Capital neutral Tangible Equity / Tangible Assets of 6.6% at pre-close and post-close Projected internal rate of return of 16%

Strategic Rationale Expansion into large, affluent and high growth market Opportunity to build on current Florida franchise presence Compelling pricing and pro forma financial impact Leverages management's extensive Florida and M&A experience

Strategic Rationale Expansion into large, affluent and high growth market Tampa is the largest MSA and has higher projected population growth than any current Superior MSA1 Notes: 1 SNL Financial

Strategic Rationale Opportunity to build a $1 billion Florida bank TBNC Florida franchise pre-deal: 7 branches with $272 million in deposits and $276 million in loans1 TBNC Florida de novo activity: 5 branches Kensington Florida franchise: 8 current branches, 2 future branches Pro forma Florida franchise: 22 branches with approximately $553 million in deposits and $402 million in loans1 TBNC already lends in Tampa: $60 million in total loans and commitments Notes: 1 SNL Financial, data as of June 30, 2005 Gainesville Ocala Tampa Miami Fort Myers Tallahassee Panama City Naples Sarasota Kensington Locations Planned Branches Current Florida Franchise 589 Current Future

Strategic Rationale Compelling pricing Notes: All Florida bank transaction multiples since January 1, 2003 with transaction value greater than $15 million

Strategic Rationale Extensive Southeast transaction experience: 10 Florida transactions totaling over $5 billion in total assets in 1990s Three Tampa-based bank transactions with over $3 billion in total assets in 1990s

Pro Forma Financial Impact Pro Forma Financial Summary1 Notes: 1 TBNC and Kensington financial information for 12/31/05. Pro forma financials shown using simple addition, does not adjust for purchase accounting adjustments 2 Core deposits calculated as total deposits less CDs > $100,000

(effective mid-2006) NASDAQ Symbol: SUPR